IDS LIFE INSURANCE COMPANY OF NEW YORK:
REDESIGNATION OF SEPARATE ACCOUNTS TO REFLECT ENTITY CONSOLIDATION AND
REBRANDING

         WHEREAS, the Board of Directors of IDS Life Insurance Company of New York ("Company") has adopted and approved an Agreement and Plan of Merger ("Plan") between the Company and American Centurion Life Assurance Company ("ACL"), which Plan, among other things, authorizes the merger of the Company and ACL effective December 31, 2006 and, simultaneously therewith, the Company, the surviving entity, will change its name to "RiverSource Life Insurance Co. of New York;" and

         WHEREAS, the Company wishes to change the names of its separate accounts and the separate accounts of ACL that will be transferred to the Company by virtue of the merger to align with the new name of the Company.

         RESOLVED, that effective January 2, 2007, the unit investment trusts comprised of the following separate accounts of the Company will be renamed as follows:

------------------------------------------------------------------------------------------------------------
                     CURRENT NAME                                            NEW NAME
------------------------------------------------------------------------------------------------------------
IDS Life of New York Accounts 4, 5, 6, 9,              RiverSource of New York Account 4
10, 11, 12, 13, 14, 15, 16, 17, 18 and 19
------------------------------------------------------------------------------------------------------------
IDS Life of New York Variable Annuity                  RiverSource of New York Variable
Account                                                Annuity Account
------------------------------------------------------------------------------------------------------------
IDS Life of New York Account SBS                       RiverSource of New York Account SBS
------------------------------------------------------------------------------------------------------------
IDS Life of New York Account 7                         RiverSource of New York Account 7
------------------------------------------------------------------------------------------------------------
IDS Life of New York Account 8                         RiverSource of New York Account 8
------------------------------------------------------------------------------------------------------------

         RESOLVED FURTHER, that effective January 2, 2007 the unit investment trusts comprised of the following separate accounts of ACL that will be transferred to the Company by virtue of the merger will be renamed as follows:

------------------------------------------------------------------------------------------------------------
                     CURRENT NAME                                            NEW NAME
------------------------------------------------------------------------------------------------------------
ACL Variable Annuity Account 1                         RiverSource of New York Variable Annuity Account 1
------------------------------------------------------------------------------------------------------------
ACL Variable Annuity Account 2                         RiverSource of New York Variable Annuity Account 2
------------------------------------------------------------------------------------------------------------

         RESOLVED FURTHER, that the proper officers of the Company are hereby authorized and directed to establish such subaccounts, variable accounts and/or investment divisions within these newly-designated separate accounts as they determine to be appropriate;

         RESOLVED FURTHER, that the proper officers of the Company are hereby authorized and directed, as they determine to be appropriate and in accordance with applicable laws and regulations, to establish additional subaccounts, variable accounts and/or investment divisions within the newly-designated separate accounts or to remove,


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consolidate or otherwise modify the subaccounts, variable accounts and/or investment divisions within the newly-designated separate accounts;

         RESOLVED FURTHER, that the proper officers of the Company are hereby authorized and directed, as they determine to be appropriate and in accordance with applicable laws and regulations, to rename or change the designation of these newly-designated separate accounts or the subaccounts, variable accounts and/or investment divisions within these newly-designated separate accounts, to another designation or to deregister these newly-designated separate accounts; and

         RESOLVED FURTHER, that the proper officers of the Company are hereby authorized and directed to make all filings, registrations and applications and to take such further actions as may be necessary or helpful to effectuate the foregoing resolutions.


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